EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Subsidiaries - Direct/wholly-owned                                          State of Incorporation
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
Frontier National Bank, Lanett                                                      Alabama
Frontier National Bank, Sylacauga                                                   Alabama

Subsidiaries - Indirect/wholly-owned by Frontier National Bank, Sylacauga
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The Frontier Agency, Inc.                                                           Alabama
Frontier Financial Services, Inc.                                                   Alabama
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